Exhibit 99.1

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

PBM Business Sale

On August 27, 2015, BioScrip, Inc. (the “Company”) completed its previously announced sale of the Company’s PBM Services segment (the “PBM Business”) pursuant to the Asset Purchase Agreement dated as of August 9, 2015 (the “Asset Purchase Agreement”) by and among the Company, BioScrip PBM Services, LLC and ProCare Pharmacy Benefit Manager Inc. (the “Buyer”). Under the Asset Purchase Agreement, the Buyer agreed to acquire substantially all of the assets used solely in connection with the PBM Business and to assume certain PBM Business liabilities (the “PBM Sale”). Pursuant to the terms of the Asset Purchase Agreement, the Company received total cash consideration of approximately $25.6 million at closing, including an adjustment for estimated closing date net working capital (the “Purchase Price”).

Pro Forma Information

The accompanying unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2014 and the six months ended June 30, 2015 are presented as if the PBM Sale had occurred on January 1, 2014. The accompanying unaudited pro forma consolidated balance sheet of the Company as of June 30, 2015 is presented as if the PBM Sale had occurred on June 30, 2015. The pro forma adjustments related to the PBM Sale do not reflect the final Purchase Price or final asset and liability balances of the Company’s PBM Business. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are (1) directly attributable to the disposal, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma information does not reflect several changes the Company expects to realize after the PBM Sale, because the changes are not certain. The effects of the following are not reflected in the pro forma information:

•	expenses related to post-closing exit costs that may be incurred by the Company in connection with the PBM Sale,

•	reduction of interest expense that is anticipated when sale proceeds are used to reduce indebtedness and

•	growth through acquisition or new site development that is anticipated when proceeds of the PBM Sale are invested in the continuing business.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet:

Historical BioScrip

This column reflects the Company’s historical audited operating results for the year ended December 31, 2014 and the historical unaudited operating results of continuing operations and financial condition as of and for the six months ended June 30, 2015 prior to any adjustment for the PBM Sale described above.

1

Disposition

This column reflects the elimination of the historical operating results of the PBM Business for the year ended December 31, 2014 and the six months ended June 30, 2015 at the amounts that have been reflected in the Company’s consolidated statements of operations for those periods. The disposition column on the unaudited pro forma consolidated balance sheet as of June 30, 2015 reflects the value of assets and liabilities included in the PBM Business as of that date.

Pro Forma Adjustments

This column on the unaudited pro forma consolidated balance sheet reflects the pro forma effect of the receipt and use of the approximately $25.6 million of cash consideration from the PBM Sale, cash proceeds from borrowings under the Company’s Revolving Credit Facility subsequent to June 30, 2015, and an adjustment to remove accounts receivable of the PBM Business that were retained by the Company for which collection is anticipated during the remainder of the fiscal year ending December 31, 2015.

This column on the unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 reflects adjustments to the Company’s historical statements of operations for historical expenses that will be modified directly related to the disposition.

2

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

	As of June 30, 2015
	Historical BioScrip	Disposition	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$1,172	$-	$568	(A)
			6,838	(B)
			38,000	(C)	$46,578
Receivables, less allowance for doubtful accounts	131,471	(6,787)	(6,838	)(B)	117,846
Inventory	42,364	-	-		42,364
Prepaid expenses and other current assets	10,396	(318)	-		10,078

Total current assets	185,403	(7,105)	38,568		216,866

Property and equipment, net	34,906	-	-		34,906
Goodwill	335,323	(12,744)	-		322,579
Intangible assets, net	7,290	-	-		7,290
Deferred financing costs	13,035	-	-		13,035
Other non-current assets	1,192	-	-		1,192

Total assets	$577,149	$(19,849)	$38,568		$595,868

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$238	$-	$38,000	(C)
			(22,700	)(A)	$15,538
Accounts payable	77,085	(546)	(2,300	)(A)	74,239
Claims payable	4,816	(4,816)	-		-
Amounts due to plan sponsors	4,254	(788)	-		3,466
Accrued interest	6,705	-	-		6,705
Accrued expenses and other current liabilities	40,923	(74)	-		40,849

Total current liabilities	134,021	(6,224)	13,000		140,797

Long-term debt, net of current portion	418,619	-	-		418,619
Deferred taxes	2,924	-	-		2,924
Other non-current liabilities	6,891	-	-		6,891

Total liabilities	562,455	(6,224)	13,000		569,231

Series A Convertible Preferred Stock	57,988	-	-		57,988

Stockholders’ equity
Preferred stock, $.0001 par value;	-	-	-		-
Common stock, $.0001 par value	8	-	-		8
Treasury stock, shares at cost:	(10,715)	-	-		(10,715)
Additional paid-in capital	534,100	-	-		534,100
(Accumulated deficit) / Retained earnings	(566,687)	(13,625)	25,568	(A)	(554,744)

Total stockholders’ (deficit) equity	(43,294)	(13,625)	25,568		(31,351)

Total liabilities and stockholders’ (deficit) equity	$577,149	$(19,849)	$38,568		$595,868

3

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

	Six months ended June 30, 2015
	Historical BioScrip	Disposition	Pro Forma Adjustments		Pro Forma

Product revenue	$480,067	$-	$-		$480,067
Service revenue	43,977	32,790	-		11,187
Total revenue	524,044	32,790	-		491,254

Cost of product revenue	350,710	-	-		350,710
Cost of service revenue	40,895	25,431	-		15,464
Total cost of revenue	391,605	25,431	-		366,174

Gross profit	132,439	7,359	-		125,080

Selling, general and administrative expenses	118,140	4,277	1,701	(D)	112,162
Change in fair value of contingent consideration	(72)	-	-		(72)
Bad debt expense	23,466	(45)	-		23,511
Impairment of goodwill	238,000	-	-		238,000
Acquisition and integration expenses	479	-	-		479
Restructuring and other expenses	8,266	-	-		8,266
Amortization of intangibles	2,979	-	-		2,979
Income (loss) from continuing operations	(258,819)	3,127	(1,701)		(260,245)
Interest expense, net	18,243	-	-		18,243
Loss on extinguishment of debt	-	-	-		-
Income (loss) from continuing operations before income taxes	(277,062)	3,127	(1,701)		(278,488)
Income tax expense (benefit)	(17,993)		(595	)(E)	(17,398)
Income (loss) from continuing operations, net of income taxes	(259,069)	3,127	(1,106)		(261,090)
Income (loss) from discontinued operations, net of income taxes	(5,412)		-		(5,412)
Net income (loss)	(264,481)	3,127	(1,106)		(266,502)
Accrued dividends on preferred stock	(2,258)	-	-		(2,258)
Deemed dividend on preferred stock	(3,350)	-	-		(3,350)
Net income (loss) attributable to common stockholders	$(270,089)	$3,127	$(1,106)		$(272,110)

Loss per common share
Loss from continuing operations, basic and diluted	$(3.85)				$(3.88)
Loss from discontinued operations, basic and diluted	(0.08)				(0.08)
Net loss, basic and diluted	$(3.93)				$(3.96)

Weighted average shares outstanding, basic and diluted	68,668				68,668

4

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

	Year ended December 31, 2014
	Historical BioScrip	Disposition	Pro Forma Adjustments		Pro Forma

Product revenue	$901,653	$-	$-		$901,653
Service revenue	82,402	61,401	-		21,001
Total revenue	984,055	61,401	-		922,654

Cost of product revenue	645,419	-	-		645,419
Cost of service revenue	77,570	43,766	-		33,804
Total cost of revenue	722,989	43,766	-		679,223

Gross profit	261,066	17,635	-		243,431

Selling, general and administrative expenses	239,810	10,878	3,750	(D)	225,182
Change in fair value of contingent consideration	(7,364)	-	-		(7,364)
Bad debt expense	79,574	27	-		79,547
Impairment of goodwill	-	-	-		-
Acquisition and integration expenses	17,924	-	-		17,924
Restructuring and other expenses	15,646	-	-		15,646
Amortization of intangibles	6,555	-	-		6,555
Income (loss) from continuing operations	(91,079)	6,730	(3,750)		(94,059)
Interest expense, net	38,539	(6)			38,545
Loss on extinguishment of debt	2,373	-	-		2,373
Income (loss) from continuing operations before income taxes	(131,991)	6,736	(3,750)		(134,977)
Income tax expense (benefit)	11,391	-	(1,313	)(E)	10,078
Income (loss) from continuing operations, net of income taxes	(143,382)	6,736	(2,438)		(147,680)
Income (loss) from discontinued operations, net of income taxes	(4,086)	-	-		(4,086)
Net income (loss)	(147,468)	6,736	(2,438)		(151,766)
Accrued dividends on preferred stock	-	-	-		-
Deemed dividend on preferred stock	-	-	-		-
Net income (loss) attributable to common stockholders	$(147,468)	$6,736	$(2,438)		$(151,766)

Loss per common share
Loss from continuing operations, basic and diluted	$(2.09)				$(2.22)
Loss from discontinued operations, basic and diluted	(0.06)				(0.06)
Net loss, basic and diluted	$(2.15)				$(2.28)

Weighted average shares outstanding, basic and diluted	68,476				68,476

5

BIOSCRIP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(A)	The sources and uses of funds relating to the PBM Sale are as follows (in thousands):

Sources:
Cash received as disposal consideration, including est. working capital	$25,568
Uses:
Repayment of debt	(22,700)
Estimated disposal-related transaction costs	(2,300)
Net	$568

(B)	Reflects adjustment to remove a $6.8 million balance owed to the Company for a payment service delay. The Company anticipates collecting this balance during the remainder of the fiscal year ending December 31, 2015.

(C)	Reflects cash proceeds from borrowings on the Revolving Credit Facility during the period beginning July 1, 2015 and ending August 26, 2015.

(D)	Reflects certain corporate costs in 2014 and for the six months ended June 30, 2015 which are not directly eliminated as a result of the PBM Sale.

(E)	Reflects the tax effect of the pre-tax pro forma adjustments at the statutory rate of 35.0%.

6